Exhibit 99.2

SETTLEMENT AGREEMENT

UNITED STATES and STEPAN COMPANY

I. BACKGROUND

A. The United States of America (“United States”), on behalf of the Army Corps of Engineers (“Corps”) and the Department of Energy (“DOE”), alleges that it has a claim against Stepan Company (“Stepan”) pursuant to Section 107 of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9607, as amended (“CERCLA”), for reimbursement of response costs incurred or to be incurred for response actions taken pursuant to the Formerly Utilized Sites Remedial Action Program (“FUSRAP”) at the Maywood site and the vicinity properties, in Maywood, New Jersey.

B. In June 1985, DOE and Stepan entered into a Cooperative Agreement (“1985 Cooperative Agreement”) whereby, among other things, DOE agreed to undertake a research and development remedial action project to address radioactive waste at the Maywood site and vicinity properties, and Stepan agreed to convey to the DOE the property now known as the Maywood Interim Storage Site (“MISS”), to make certain payments, and to cooperate with the DOE. The 1985 Cooperative Agreement defines “Maywood site” and “vicinity properties.” The 1985 Cooperative Agreement is attached hereto as Appendix A.

C. In October 1997, Congress transferred responsibility for the FUSRAP from DOE to the Corps. Thereafter the Corps continued the response activity previously undertaken by DOE at the Maywood site and vicinity properties, subject to the provisions of CERCLA and the National Oil and Hazardous Substances Pollution Contingency Plan (“NCP”).

D. Stepan does not admit to any liability for the costs incurred or to be incurred by DOE and the Corps for response actions taken at the Maywood site and vicinity properties with respect to the 1985 Cooperative Agreement and this Settlement Agreement.

E. The objectives of the United States and Stepan through entering into this Settlement Agreement are to resolve potential claims of DOE and the Corps against Stepan, resolve potential claims of Stepan against the United States, and ratify the 1985 Cooperative Agreement, subject to the modifications in this Settlement Agreement.

F. The United States and Stepan agree that this Settlement Agreement has been negotiated by the Parties in good faith, that settlement of the matters addressed herein will reduce litigation among the Parties, and that this Settlement Agreement is fair, reasonable, and in the public interest.

II. PARTIES BOUND

1. This Settlement Agreement is binding upon the United States and Stepan and their successors and assigns. Any change in ownership or corporate or other legal status, including but not limited to, any transfer of assets or real or personal property, shall in no way alter the status or responsibilities of Stepan under this Settlement Agreement.

2. Any rights and/or remedies available to Stepan based on the 1985 Cooperative Agreement and/or the Settlement Agreement are personal rights and remedies of Stepan Co., shall not run with any portion of Stepan’s real property, and are not assignable or transferable to any subsequent owner of any portion of Stepan’s Maywood real property and/or Stepan’s Maywood assets.

III. DEFINITIONS

3. Unless otherwise expressly provided herein, terms used in this Settlement Agreement that are defined in CERCLA or in regulations promulgated under CERCLA shall have the meanings assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Settlement Agreement, the following definitions shall apply:

a. “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.

b. “Corps” shall mean the United States Army Corps of Engineers and any successor departments, agencies or instrumentalities of the United States.

c. “Day” shall mean a calendar day. In computing any period of time under this Settlement Agreement, where the last day would fall on a Saturday, Sunday, or federal holiday, the period shall run until the close of business of the next working day.

d. “DOE” shall mean the United States Department of Energy and any successor departments, agencies or instrumentalities of the United States.

e. “DOJ” shall mean the United States Department of Justice and any successor departments, agencies or instrumentalities of the United States.

f. “Effective Date” shall mean the date of signature of this Settlement Agreement by the United States.

g. “EPA” shall mean the United States Environmental Protection Agency and any successor departments, agencies or instrumentalities of the United States.

h. “FUSRAP” shall mean the Formerly Utilized Sites Remedial Action Program.

i. “NRC” shall mean the United States Nuclear Regulatory Commission and any successor departments, agencies or instrumentalities of the United States.

j. “Paragraph” shall mean a portion of this Settlement Agreement identified by an Arabic numeral or an upper or lower case letter.

k. “Parties” shall mean the United States and Stepan.

1. “Section” shall mean a portion of this Settlement Agreement identified by a Roman numeral.

m. “Settlement Agreement” shall mean this Settlement Agreement and all appendices attached hereto. In the event of conflict between this Settlement Agreement and any appendix, the Settlement Agreement shall control.

n. “Stepan” shall mean Stepan Company and its corporate predecessors, subsidiaries, officers, directors, employees, agents and successors.

o. “United States” shall mean the United States of America, including its departments, agencies and instrumentalities.

p. “1985 Cooperative Agreement” shall mean the June 1985 agreement between DOE and Stepan. The 1985 Cooperative Agreement is attached hereto as Appendix A.

IV. OBLIGATIONS OF STEPAN

4. Removal of Warehouse. Stepan shall remove the warehouse located over burial pit number 3, the approximate location of which is depicted on Appendix B attached hereto, down to the slab and dispose of the debris. Stepan shall complete the removal of the warehouse down to the slab and disposal of the non-radioactive debris no later than October 1, 2006, provided that the new warehouse location has been remediated by nine (9) months prior to that date. If the new warehouse location has not been remediated by that date, Stepan shall complete the removal of the warehouse down to the slab and dispose of the non-radioactive debris within nine (9) months after the date that the new warehouse location has been remediated. Notwithstanding the above, and on condition that Stepan shall have submitted complete and timely permit and approval applications, in the event that Stepan has not received the United States Drug Enforcement Agency permits or approvals and other government permits or approvals required for relocation of the warehouse, the parties shall negotiate a mutually acceptable schedule for the warehouse removal. At the earliest possible date, Stepan shall notify the Corps if Stepan anticipates it may not complete removal of the warehouse by the October 1, 2006 date. The United States shall have no obligations with respect to the removal or disposal of the existing warehouse beyond the Corps removal and disposal of the slab and any radioactive waste generated in connection with the removal of the warehouse. The Corps shall have no responsibility for or title to any radioactive debris resulting from the removal of the warehouse until the radioactive debris is removed by the Corps from the demolition site.

5. Notice of Location of New Warehouse. On or before January 1, 2005, Stepan shall: (a) notify the Corps of the location Stepan has designated as the location for its new warehouse; (b) provide the new location to the Corps as open land, with all structures having been removed down to the slab and debris removed; (c) provide the Corps access to the new location; and (d) allow the Corps to commence necessary investigation and remediation activities at the new location.

6. Construction of New Warehouse. The United States shall have no obligations concerning the building of any warehouse to replace the warehouse that was removed by Stepan, as indicated in Paragraph 4, above. The only obligation the United States shall have regarding either warehouse is as described in Paragraph 4 above.

7. Grant of Access and Easement. (a) Within five (5) days of the Effective Date of this Settlement Agreement, Stepan shall grant to the United States a license for access to the MISS through the route the approximate location of which is depicted on Appendix C attached hereto. Said license shall terminate only upon written agreement of the Corps and Stepan. (b) Within fifteen (15) days of the Effective Date of this Settlement Agreement, Stepan shall grant to the United States a recordable deed of easement granting permanent access to the MISS, in a form acceptable to the United States, the approximate location of which easement is depicted on Appendix D attached hereto. (c) Within one (1) year of written notification by the United States to Stepan, Stepan shall remove all buildings, obstructions or other impediments down to grade level from the location of the easement depicted on Appendix D, and Stepan shall dispose of all the non-radioactive debris.

8. Nuclear Regulatory Commission License. Stepan shall not request termination of the most recently issued NRC storage license for radioactive waste until after the Corps has completed its remedial activities on Stepan’s Maywood property. Stepan shall be solely responsible for costs and activities related to complying with the requirements of its NRC licenses, and for obtaining, maintaining, suspending, reinstating, and terminating licenses at its Maywood property. Stepan shall be responsible for any incidental costs and obligations associated with such NRC licenses, including but not limited to costs related to inspections and observations, as well as reviewing licensing information and submittals.

V. 1985 COOPERATIVE AGREEMENT

9. In consideration of Stepan’s fulfillment of its obligations contained in this Settlement Agreement and in the 1985 Cooperative Agreement, the United States ratifies the June 1985 Cooperative Agreement between DOE and Stepan. For any conflict between the terms of this Settlement Agreement and the 1985 Cooperative Agreement, the terms of this Settlement Agreement shall govern.

10. Subject to the limits of the Corps’ authorities as defined by the legislation granting the Corps responsibility for administering FUSRAP, and any other legislation, regulations or other legal requirements governing the Corps’ activities, the Corps agrees to honor the commitments of DOE contained in the 1985 Cooperative Agreement, subject to any modifications contained in this Settlement Agreement.

11. The Corps will take title to and responsibility for only the radioactive waste the Corps excavates, removes or otherwise transports at or from Stepan’s Maywood property.

12. Upon certification by the Corps, or a successor government agency or department, that the radioactive cleanup at Stepan’s Maywood property has been completed in conformance with FUSRAP and CERCLA, the United States shall have no further obligations pursuant to the 1985 Cooperative Agreement or the Settlement Agreement. This certification of completion by the Corps is in the Corps sole unreviewable discretion, and Stepan shall not challenge or object to such certification in any judicial, administrative or other forum.

13. The pace and timing of the radioactive cleanup at Stepan’s Maywood property remains in the sole unreviewable discretion of the Corps, and Stepan shall not challenge or object to such pace and timing of the radioactive cleanup in any judicial, administrative or other forum.

14. No provision of this Settlement Agreement and the 1985 Cooperative Agreement shall be interpreted as or constitute a commitment or requirement that the United States obligate or pay funds in contravention of the Anti-Deficiency Act, 31 U.S.C. § 1341, or take actions in contravention of the Administrative Procedure Act, 5 U.S.C. §§ 551-559, 701-706, CERCLA, or any other law or regulation, either substantive or procedural.

VI. DISPUTE RESOLUTION

15. In the event of a disagreement between the parties concerning the interpretation or performance of any aspect of this Settlement Agreement and the 1985 Cooperative Agreement, the dissatisfied party shall provide the other party with written notice of the dispute and a request for negotiations. The parties shall meet and confer in order to attempt to resolve the dispute within thirty (30) days of the written notice, or such time thereafter as is mutually agreed. If the parties are unable to resolve the dispute within sixty (60) days of such meeting, then either party may initiate a civil action to effectuate or enforce compliance with this Settlement Agreement or the 1985 Cooperative Agreement (as modified by this Settlement Agreement), or pursue any other available remedy for alleged breach of this Settlement Agreement or the 1985 Cooperative Agreement (as modified by this Settlement Agreement). Neither party waives or limits any defense relating to, or available to it with regard to, any such litigation. The parties agree that contempt of court is not an available remedy under this Settlement Agreement and the 1985 Cooperative Agreement.

VII. COVENANTS BY THE UNITED STATES

16. Except as specifically provided in Paragraph 20 (Reservation of Rights by United States), the United States covenants not to sue and agrees not to assert any claims or causes of action or to take administrative action against Stepan and its contractors or employees with respect to:

a. any claim pursuant to Sections 107(a) or 113 of CERCLA, 42 U.S.C. §§ 9607(a), 9613, for response costs incurred or to be incurred for performance of response actions required by this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties; or

b. any claim for oversight or other costs incurred by EPA in its oversight of activities performed by DOE and the Corps pursuant to this Settlement Agreement, the

1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties.

This covenant not to sue is conditioned upon the satisfactory performance by Stepan of its obligations under this Settlement Agreement and the 1985 Cooperative Agreement. This covenant not to sue extends only to Stepan and its contractors and employees and does not extend to any other person.

17. Except as specifically provided in Paragraph 20 (Reservation of Rights by United States), the United States covenants not to sue or to take administrative action against Stepan and its contractors or employees to compel Stepan to perform the activities required of DOE or the Corps pursuant to this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties. This covenant not to sue is conditioned upon the satisfactory performance by Stepan of its obligations under this Settlement Agreement and the 1985 Cooperative Agreement. This covenant not to sue extends only to Stepan and its contractors and employees and does not extend to any other person.

VIII. COVENANT NOT TO SUE BY STEPAN

18. Stepan covenants not to sue and agrees not to assert any claims or causes of action against the United States, or its contractors or employees, with respect to any response action undertaken pursuant to the 1985 Cooperative Agreement, this Settlement Agreement and FUSRAP at the Maywood site and the vicinity properties, including, but not limited to:

a. any direct or indirect claim for reimbursement from the Hazardous Substance Superfund based on Sections 106(b)(2), 107, 111, 112, or 113 of CERCLA, 42 U.S.C. §§ 9606(b)(2), 9607, 9611, 9612, or 9613, or any other provision of law, concerning any costs incurred or to be incurred by Stepan pursuant to this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties;

b. any legal or equitable claim Stepan may have pursuant to this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties, including any claim under the United States Constitution, the Tucker Act, 28 U.S.C. § 1491, the Equal Access to Justice Act, 28 U.S.C. § 2412, as amended, or at common law;

c. any claim against the United States pursuant to Sections 107 and 113 of CERCLA, 42 U.S.C. §§ 9607 and 9613, relating to this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties.

Subject to the limitations of Paragraph 12 and 13 in Section V, this covenant not to sue is conditioned upon the satisfactory performance by the Corps of its obligations under this Settlement Agreement and the 1985 Cooperative Agreement (as modified by this Settlement Agreement) at the Maywood site and the vicinity properties. This covenant not to sue extends only to the United States and its contractors and employees and does not extend to any other person.

19. Nothing in this Settlement Agreement and the 1985 Cooperative Agreement shall be deemed to constitute approval or preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. § 9611, or 40 C.F.R. § 300.700(d).

IX. RESERVATIONS OF RIGHTS

BY UNITED STATES

20. Reservations by the United States. The United States reserves, and this Settlement Agreement and the 1985 Cooperative Agreement are without prejudice to, all rights against Stepan with respect to all matters not expressly included within the Covenants contained in Section VII. Notwithstanding any other provision of this Settlement Agreement and the 1985 Cooperative Agreement, the United States reserves all rights against Stepan with respect to:

a. liability for failure of Stepan to meet a requirement of this Settlement Agreement;

b. liability for failure of Stepan to meet a requirement of the 1985 Cooperative Agreement;

c. liability for costs incurred or to be incurred by the United States that are not incurred in the performance of response actions required by this Settlement Agreement, the 1985 Cooperative Agreement and the FUSRAP at the Maywood site and the vicinity properties;

d. criminal liability;

e. liability for damages for injury to, destruction of, or loss of natural resources, and for the costs of any natural resource damage assessment.

X. INTEGRATION/APPENDICES

21. This Settlement Agreement and its appendices constitute the final, complete and exclusive agreement and understanding among the Parties with respect to the settlement embodied in this Settlement Agreement. The Parties acknowledge that there are no representations, agreements or understandings relating to the settlement other than those expressly contained or referred to in this Settlement Agreement. The following appendices are attached to and incorporated into this Settlement Agreement:

“Appendix A” is the 1985 Cooperative Agreement.

“Appendix B” depicts the warehouse located over burial pit number 3.

“Appendix C” depicts the approximate location of the licensed access.

“Appendix D” depicts the approximate location of the easement.

XI. SIGNATORIES/SERVICE

22. The undersigned representative of Stepan and the Assistant Attorney General for the Environment and Natural Resources Division of the United States Department of Justice certifies that he or she is authorized to enter into the terms and conditions of this Settlement Agreement and to execute and bind legally such Party to this document.

23. Stepan shall identify, on the attached signature page, the name and address of an agent who is authorized to accept service of process by mail on behalf of Stepan with respect to all matters arising under or relating to this Settlement Agreement. Stepan hereby agrees to accept service in that manner and to waive the formal service requirements set forth in Rule 4 of the

Federal Rules of Civil Procedure and any applicable local rules of the federal district court, including but not limited to, service of a summons.

THE UNDERSIGNED PARTIES enter into this Settlement Agreement

FOR THE UNITED STATES OF AMERICA

DATED: 11/12/04	/s/ Tom L. Sansonetti
THOMAS L. SANSONETTI
Assistant Attorney General Environment & Natural Resources Division United States Department of Justice

DATED: 11/12/04	/s/ Peter M. Flynn
PETER M. FLYNN

Senior Attorney

Environmental Enforcement Section

Environment & Natural Resources Division

United States Department of Justice

P. O. Box 7611, Ben Franklin Station

Washington, D.C. 20044-7611

(202) 514-4352

FOR STEPAN COMPANY

/s/ F. Quinn Stepan
Signature

Please Type the Following:

Name:	F. Quinn Stepan

Title:	Chairman and CEO
Stepan Company
Address:	22 W. Frontage Road
Northfield, IL 60093

Agent Authorized to Accept Service on Behalf of Above-Signed Party:

Please Type the Following:

Name:

Title:	Vice President & General Counsel
Stepan Company
Address:	22 W. Frontage Road
Northfield, IL 60093
Telephone:	847-446-7500

APPENDIX A

U.S. DEPARTMENT OF ENERGY

NOTICE OF FINANCIAL ASSISTANCE AWARD

(See Instructions on Reverse)

the authority of Public Law 95-91, 95-224, 98-50 and to legislation, regulations and policies applicable to (cite legislative program title): Energy Supply, Research and Development Activities

PROJECT TITLE R & D Remedial Action			2. INSTRUMENT TYPE
Project at Maywood, NJ			☐ GRANT	☒ COOPERATIVE AGREEMENT

RECIPIENT (Name, address, zip code, area code and telephone no.) Stepan Company 22 Frontage Road Northfield, IL 60093 312-446-7500			4. INSTRUMENT NO. DE-FC01-85NE46119	5. AMENDMENT NO. M000

RECIPIENT PROJECT DIRECTOR (Name and telephone No.) C.P. Riley (312) 446-7500			6. BUDGET PERIOD FROM: See blk 21 THRU: See Article IV.	7. PROJECT PERIOD FROM: See Blk 21 THRU: See Article IV.

RECIPIENT BUSINESS OFFICER (Name and telephone No.) W.W. Meier (312) 446-7500			10. TYPE OF AWARD
			☒ NEW	☐ CONTINUATION	☐ RENEWAL

			☐ REVISION	☐ SUPPLEMENT

PROJECT OFFICER (Name, address, zip code, telephone No.) Arthur J. Whitman (301) 353-5439 __E-24 _Germantown, MD 20545	12. ADMINISTERED FOR DOE BY (Name, address, zip code,
telephone No.)
Rosemarie H. Marshall, MA-453.1
Forrestal Building
1000 Independence Avenue, S.W.
Washington, DC 20585
202-252-1688 _________________________
RECIPIENT TYPE
	☐ STATE GOVT	☐ INDIAN TRIBAL GOVT	☐ HOSPITAL	☒ FOR PROFIT ORGANIZATION	☐ INDIVIDUAL

	☐ LOCAL GOVT	☐ INSTITUTION OF HIGHER EDUCATION	☐ OTHER NONPROFIT ORGANIZATION		☐ OTHER (Specify)
				☐ C ☒ P ☐ SP	_____________

ACCOUNTING AND APPROPRIATIONS DATA			15. EMPLOYER I.D. NUMBER SSN 36-1823834
__ Appropriation Symbol	b B & R Number	c FT/AFP/DC	d CFA Number
NA	NA	NA	NA

BUDGET AND FUNDING INFORMATION		PR # 01-B5NE46119.000 B/NC B129

CURRENT BUDGET PERIOD INFORMATION		b. CUMULATIVE DOE OBLIGATIONS

Funds Obligated This Action	$0	(1) This Budget Period	$0
Funds Authorized for Carry Over	$0	[Total of lines a. (1) and a. (3)]
Funds Previously Obligated in this Budget Period	$0	(2) Prior Budget Periods	$0
Share of Total Approved Budget	$0
Recipient Share of Total Approved Budget	$2,780,000	(3) Project Period to Date	$0
Approved Budget	$2,780,000	[Total of lines b. (1) and b. (2)]

TOTAL ESTIMATED COST OF PROJECT $ 2,780,000

[This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.]

AWARD AGREEMENT TERMS AND CONDITIONS

Award agreement consists of this form plus the following:

Special terms and conditions (if grant) or schedule, general provisions, special provisions [If cooperative agreement] (Part I)

Applicable program regulations (specify) NA (Date)

DOE Assistance Regulations, 10 CFR Part 800, as amended, Subparts A and     ☐ B (Grants)     or     ☒ C (Cooperative Agreement).

Application/proposal dated Revised Mar 7, 1985    ☐ as submitted     ☐ with changes as negotiated.

REMARKS

Recipient’s share of total approved budget is attached

to the Notice of Financial Assistance Award face page.

__ OF RECIPIENT ACCEPTANCE		21. AWARDED BY

/s/ F. Quinn Stepan	6/15/85	/s/ Craig C. Ashline	6-12-85
Signature of Authorized Recipient Officer	(Date)	(Signature)	(Date)

F. Quinn Stepan		Craig C. Ashline
(Name)		(Name)
Chairman & President		Contracting Officer	Enclosure 3

STEPAN COMPANY

DE-FC01-85NE46119

Basic Award

B  U  D  G  E  T

PARTICIPANT’S CONTRIBUTIONS

1. Land (11.71 Acres) TRACT B	$1,700,000	*
2. Buildings	300,000	*
3. Data: Radiological Survey and Analysis	200,000	*
4.. Cash	580,000

TOTAL CONTRIBUTION	$2,780,000	*

*	Items 1 and 2 are subject to verification by the Army Corps of Engineers. Item 3 is subject to verification by Program Personnel. Therefore, the total Participant’s contribution may be revised upwards or downwards at a later date, by modification to this Cooperative Agreement.

DOE’s CONTRIBUTION

DOE will not contribute any funds under this Cooperative Agreement.

TABLE OF CONTENTS

PART I - SCHEDULE

		PAGE
ARTICLE I	STATEMENT OF JOINT OBJECTIVES	1

ARTICLE II	DEFINITIONS	2

ARTICLE III	AVAILABILITY OF FUNDS	4

ARTICLE IV	PERIOD OF PERFORMANCE	4

ARTICLE V	RESPONSIBILITIES OF DOE	4

ARTICLE VI	RESPONSIBILITIES OF PARTICIPANT	5

ARTICLE VII	INDEMNITY	7

ARTICLE VIII	NOTICE	7

ARTICLE IX	PUBLIC INFORMATION RELEASES	7

ARTICLE X	PERSONAL PROPERTY	8

ARTICLE XI	SUSPENSION	8

ARTICLE XII	ORDER OF PRECEDENCE	8

APPENDIX A	PARTICIPANT’S OFFER TO SELL	A

APPENDIX B	MAP OF MAYWOOD SITE	B

APPENDIX C	INDEMNIFICATION STATEMENT	1

(i)

TABLE OF CONTENTS

PART II - GENERAL PROVISIONS

(ii)

PART I - SCHEDULE

ARTICLE I - STATEMENT OF JOINT OBJECTIVES

A. This Cooperative Agreement is entered into by and between the UNITED STATES OF AMERICA (hereinafter referred to as the “Government”), represented by the UNITED STATES DEPARTMENT OF ENERGY (hereinafter referred to as “DOE” or the “Department”) and STEPAN COMPANY (hereinafter referred to as the “Participant”), a corporation organized and existing under the laws of the State of Delaware, and sets forth the terms and conditions for the decontamination of certain property owned by the Participant and other contaminated private properties.

B. The Participant is the owner of a parcel of land (hereinafter referred to as the “Maywood site”), at 100 West Hunter Avenue, Maywood, New Jersey, as described more fully in Appendix A annexed hereto and made a part hereof. DOE believes other properties in the vicinity of the Maywood site (hereinafter referred to as the “vicinity properties”) were contaminated with radioactive wastes originating from operations at the Maywood site under previous owners.

C. The Participant desires to have certain decontamination work performed at the Maywood site and DOE is willing to perform such work pursuant to Department of Energy Organization Act, Pub. L. 95-91 and the Energy and Water Development Appropriations Act for Fiscal Year 1984 Pub. L. 98-50 (hereinafter referred to as “the Act”), and subsequent appropriations acts.

D. The Act authorized the DOE to undertake a decontamination research and development project at the Maywood site and the vicinity properties and appropriated two (2) million dollars to initiate the project during Fiscal Year 1984.

E. The Participant denies any responsibility for the unlicensed radioactive wastes now located on the Maywood site and vicinity properties, but is willing to assist the Department in the implementation of the Congressional directive by among other things conveying to DOE a portion of the Maywood site, and making a cash payment to help defray project costs.

ARTICLE II - DEFINITIONS

As used throughout this Agreement, the following terms shall have the meanings set forth below:

A.	The term “Contracting Officer” means the person executing the Agreement on behalf of the DOE, and any other employee who is a properly designated Contracting Officer; the term includes, except as otherwise provided in this agreement, the authorized representative of a Contracting Officer acting within the limits of authority of the Contracting Officer.

B.	The term “decontamination” means the removal of radioactive waste to facilities permanently dedicated to disposal of such waste.

C.	The term “interim storage” means temporary storage of radioactive waste in a manner consistent with protection of the health and safety of the public and persons working on the project.

D.	The term “Maywood site” means the Participant’s site and the storage site, which are more fully described, respectively, as TRACT A (consisting of approximately 18.29 acres) and TRACT B (consisting of approximately 11.71 acres) in Appendix A.

E.	The term “Participant’s site” means that portion of the Maywood site not conveyed to the DOE. It is designated as TRACT A in Appendix A.

F.	The term “permanent disposal” means the process by which radioactive wastes are brought into compliance with Federal radiation protection standards for permanent management of these materials. Permanent disposal may be performed by removal of the waste and placement in a specially designated disposal facility or by stabilization of the waste.

G.	The term “project” means the work covered under this Cooperative Agreement.

H.	The term “radioactive waste” means byproduct material and source material as these terms are defined in the Atomic Energy Act, of 1954, as amended (42 U.S.C 2011 et seq.), and includes both wastes licensed for possession by the Nuclear Regulatory Commission (NRC), and wastes not licensed by the NRC.

I.	The term “stabilization” means the process by which land containing radioactive waste is brought into compliance with Federal radiation protection standards for permanent disposal without the removal of such waste.

J.	The term “storage site” means that portion of the Maywood site to be conveyed to the DOE. It is designated as TRACT B in Appendix A.

K.	The term “structure” means any facility or physical improvement on the property.

L.	The term “vicinity properties” means properties in the Borough of Maywood and the town of Rochelle Park and other municipalities which DOE believes became contaminated with radioactive waste originating from operations at the Maywood site.

ARTICLE III - AVAILABILITY OF FUNDS

The project work to be performed by DOE under this Agreement shall be conducted only to the extent that appropriated funds are available for such purposes; provided, however, that DOE shall seek to obtain such appropriations. The Participant shall not be obligated to reimburse DOE for any work except as expressly provided herein.

ARTICLE IV - PERIOD OF PERFORMANCE

The term of this Agreement shall commence on                     , 1985 and shall remain in effect until all the project work has been completed in accordance with its provisions.

ARTICLE V - RESPONSIBILITIES OF DOE

A. Decontamination of Vicinity Properties and Some of the Participant’s Site - Phase One

DOE shall relocate radioactive waste now contained on the vicinity properties to the storage site as defined in Article II. DOE will assume title to, possession of, and the responsibility for, all such wastes when it excavates them. The excavation, relocation, interim storage, and the maintenance of such wastes in interim storage shall be at the DOE’s expense. DOE may also, with the Participant’s written consent, relocate all radioactive waste from the Participant’s site to the storage site if necessary to prevent spread of radioactive waste from the Participant’s site, or for other reasons which may further the objectives of the project. Such waste shall then become DOE property and responsibility. No radioactive waste other than that from the Participant’s site and vicinity properties shall be stored by the DOE at the Storage site. DOE shall not be obligated to reimburse the Participant for any of the waste transferred hereunder. Phase One will be considered complete at the initiation of Phase Two.

B. Permanent Disposal of Radioactive Wastes at the Storage Site and the Participant’s Site - Phase Two

Phase Two begins with the initiation of permanent disposal of radioactive waste at the Storage site and the Participant’s site. DOE shall permanently dispose of all radioactive waste on the Participant’s site and the storage site by removal to a permanent DOE disposal facility within a reasonable time after such a facility becomes available. In the alternative, DOE may stabilize all such radioactive waste. Permanent disposal shall be at the Department’s expense. DOE shall take title to and responsibility for all radioactive waste on the Participant’s site at the beginning of Phase Two.

C. Restoration - During the work under Phase One and Phase Two DOE shall restore the Participant’s site and any structures located thereon, to the extent that any of the same may have been adversely affected by the project. Such restoration shall be designed (i) to restore the said properties and/or such structures to a condition substantially equivalent to that at the start of the project, and to render said properties and/or existing structures habitable for unrestricted use under applicable Federal radiation protection standards, or (ii) to stabilize radioactive waste on the Participant’s site under applicable Federal radiation protection standards so as to permit safe occupancy and use under restrictions that would prevent disturbance of the stabilized waste. All such restoration work shall be performed at DOE’s expense. However, DOE may contract with the Participant to restore Participant’s site. Effective upon completion of the restoration work in accordance with the terms and conditions of this Agreement and upon certification by the DOE that the Participant’s property meets all applicable radiological criteria, the Participant will release the Government, its contractors, and the officers, employees, servants, and agents of either of them from all further responsibility related to their obligations under this Agreement.

D. Corrective Action - In the event that DOE determines (in consultation with the Environmental Protection Agency (EPA) and the State of New Jersey) that action is required to assure that radioactive waste located on the Participant’s site does not adversely affect public health and safety, such action shall be performed by the DOE at its expense.

E. Manner of Performance - Acting in its own capacity or through designated contractors, the DOE will comply with all applicable requirements of the National Environmental Policy Act (Pub. L. 91-190) and other applicable laws in the performance of the work hereunder. To the extent not inconsistent with its statutory mandate the Department shall minimize any inconvenience to Participant, any interruption of Participant’s business and costs, or potential liabilities to Participant arising out of DOE’s or its Contractor’s carrying out the project.

ARTICLE VI - RESPONSIBILITIES OF PARTICIPANT

A. Storage Site - The Participant shall convey to DOE by General Warranty Deed, for and in consideration of the sum of one (1) dollar, a parcel of land from its Maywood site, which shall be used by DOE as the storage site for the project work. This conveyance shall occur following the DOE acceptance of Participant’s offer to sell in accordance with the terms of the said offer, as described in Appendix B, annexed hereto and made a part hereof.

B. Construction Activities - During the project, any construction activity proposed by the Participant on the Participant’s site, within 50 feet of an existing burial pit or deposit of unstabilized radioactive waste, which would have the effect of materially increasing project cost, shall require prior approval and should such construction materially increase project cost, the cost of such increase shall be reimbursed by Participant to the Department. Failure by the Department to act within 30 days on a proposal shall be deemed to constitute approval of the proposed construction activity.

C. Sale or Lease - The Participant may sell, lease, or otherwise dispose of all or any part of the remainder of the Maywood site owned by Participant; provided, however, that any such lease or conveyance shall contain a covenant whereby the lessee or grantee agrees to assume all the obligations of the Participant under this Agreement.

D. Existing Burial Pits - If required by the NRC, during Phase One of the project the Participant shall maintain its existing storage license for radioactive waste presently stored in three burial pits located at the Participant’s site. At the start of Phase Two, said license shall be terminated subject to the approval of the NRC. At the beginning of Phase Two, or at such earlier time as such waste may become the subject of corrective action pursuant to Article V, paragraph D. above, the DOE shall take title to, possession of, and responsibility for such waste.

E. Physical Surveillance - Physical surveillance of the storage site shall be the responsibility of DOE. However, at DOE’s request the Participant shall assist DOE in such surveillance by providing the services of its employees and consultants, for reasonable periods of time and upon reasonable notice, at no cost to the Department.

F. Barriers - The Participant shall maintain, at no cost to DOE, the existing chain link fence around the Maywood site and any other personnel barriers which DOE may deem appropriate to construct. The DOE shall, at its own expense, erect and maintain a barrier around the storage site to prevent access by unauthorized persons.

G. Access - Upon reasonable notice the Participant shall grant access to the Maywood site to DOE personnel and its contractors for the purpose of performing the work hereunder. DOE will use its best efforts to minimize any disruption to Participant’s plant activities or employees which may be caused by the project.

H. Environmental Monitoring - The Participant shall assist the DOE, at no cost to DOE, in the collection of environmental monitoring samples with respect to the storage site and the Participant’s site during the Project.

I. Engineering Studies - The Participant shall assist the DOE in engineering studies to be conducted by the Department and/or its contractors with respect to waste removal, site restoration and other related project matters, by providing the services of its employees and consultants, for reasonable periods of time and upon reasonable notice, at no cost to the Department.

J. Environmental Data - The Participant shall make available to DOE and its contractors environmental data collected by Participant’s employees and consultants prior to and during the project, at no cost to the Department.

K. Planning and Coordination - The Participant shall assist the DOE and/or its contractors in the conduct of any historical studies which may be necessary in order to characterize the radioactive waste covered by the project, by providing, upon request by DOE and at no cost to DOE, the services of its employees and consultants, as well as access to Participant’s files and records.

L. Cash Payment - In consideration of DOE’s entering into this Agreement, the Participant agrees to pay DOE the sum of $580,000 within five (5) business days after the effective date of this Agreement or at the time of closing, whichever comes first. The Participant’s cash contribution will be used to defray project costs.

ARTICLE VII - INDEMNITY

DOE shall hold the Participant harmless against liability to any third party which the Participant may incur as a result of performing its obligations under paragraphs E. and F. of Article VI, for any action or inaction not amounting to gross negligence; provided, however, that such indemnification shall be subject to the availability of appropriated funds.

ARTICLE VIII - NOTICE

All notices and communications between the parties under this Cooperative Agreement shall be in writing and shall be sent to the following addressees:

To DOE:	Contracting Officer
U.S. Department of Energy
HQ, Office of Procurement Operations
Attn: DE-FCOI-85NE46119
1000 Independence Ave., S.W.
Washington, DC. 20585

To the Participant:	Mr. F. Quinn Stepan
Stepan Company
22 Frontage Road
Northfield, IL 60093

with a copy to:

Richard L. Jacobson, Esquire
Mayer, Brown & Platt
2000 Pennsylvania Ave., N.W.
Washington, D.C. 20006

However, the parties may change the address or addressees for such notices or communications without formal modification to this Agreement; provided, however, that notice of such changes shall be given by Certified Mail - Return Receipt Requested.

ARTICLE IX - PUBLIC INFORMATION RELEASES

The Participant shall coordinate in advance with the Contracting Officer on all public releases to be issued by the Participant concerning work performed under this Agreement. Such releases shall not be issued without prior approval from the Contracting Officer and the Participant.

ARTICLE X - PERSONAL PROPERTY

No personal property will be acquired or provided under this Cooperative Agreement.

ARTICLE XI - SUSPENSION

In addition to any other rights DOE may have hereunder, DOE reserves the right, at no cost to the Government, to suspend this Agreement or any portion thereof upon written notice to the Participant within ninety (90) days of the Participant’s failure to perform its obligations hereunder, and the Participant failure to take corrective action within thirty (30) days after written notice of such failure to perform as provided above, unless such failure shall arise from causes beyond the control and without the fault or negligence of the Participant, its contractors or agents. However, the Participant’s obligation to bear any expenses as provided for in this Agreement shall continue unaffected by any suspension. Any such suspension shall be rescinded if and when DOE determines that Participant has completed corrective action.

ARTICLE XII - ORDER OF PRECEDENCE

In the event of any variance in the Agreement documents, precedence shall be given to the said documents in descending order, as follows:

1.	The Schedule (Part I), which consists of the following:

A.	Articles I through XII and,

B.	Appendices A and B.

2.	The General Provisions (Part II), which consist of Clauses 1 through 12.

3.	The DOE Assistance Regulations (10 CFR, Part 600).

PART II

GENERAL PROVISIONS

1.	INSPECTIONS

The Government, through any authorized representatives, has the right at all reasonable times to inspect or otherwise evaluate the work performed or being performed hereunder and the premises on which it is being performed. If any inspection or evaluation is made by the Government on the premises of the Participant or the subcontractor, the Participant shall provide and shall require all subcontractors to provide all reasonable facilities and assistance for the safety and convenience of the Government representatives in the performance of their duties. All inspections and evaluations shall be performed in such a manner as will not unduly delay the work.

2.	RETENTION AND CUSTODIAL REQUIREMENTS FOR RECORDS

(a) Financial records, supporting documents, statistical records, and all other records pertinent to the Agreement shall be retained for a period of three years; provided, however, if any litigation, claim or audit is started before the expiration of the 3-year period, the records shall be retained until all litigation, claim, or audit findings involving the records have been resolved.

(b) DOE shall request transfer of certain records to its custody from Participant when it determines that the records have long-term retention value. However, in order to avoid duplicate record-keeping, DOE may make arrangements with Participant to retain any records that are continuously needed for joint use.

(c) DOE and the Comptroller General of the United States, or any of their duly authorized representatives, shall have access to any pertinent books, documents, papers, and records of the Participant and its subparticipants to make audits, examinations, excerpts and transcripts.

(d) Unless otherwise required by law, DOE shall not place restrictions on Participant that will limit public access to the records of the Participant that are pertinent to this Agreement except when the DOE can demonstrate that such records must be kept confidential and would have been excepted from disclosure pursuant to the Freedom of information Act (5 U.S.C. 552) if the records had belonged to the DOE.

3.	OFFICIALS NOT TO BENEFIT

No member of or delegate to Congress, or resident commissioner, shall be admitted to any share or part of this Agreement, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to this Agreement, if made with a corporation for its general benefit.

4.	EXAMINATION OF RECORDS

(a) The Participant agrees that the Comptroller General of the United States or any of his duly authorized representatives shall, until the expiration of three (3) years after final payment under this Agreement unless the DOE authorizes their prior disposition, have access to and the right to examine any directly pertinent books, documents, papers, and records of the Participant involving transactions related to this contract.

(b) The Participant further agrees to include in all its subcontracts hereunder a provision to the effect that the subcontractor agrees that the Comptroller General of the United States or any of his duly authorized representatives shall, until the expiration of three (3) years after final payment under the subcontract unless the DOE authorizes their prior disposition, have access to and the right to examine any directly pertinent books, documents, papers, and records of such subcontractor, involving transactions related to the subcontract. The term, “subcontract” as used in this clause excludes (1) purchase orders not exceeding $100,000 and (2) subcontractors or purchase orders for public utility services at rates established for uniform applicability to the general public.

(c) The periods of access and examination described in (a) and (b), above, for records which relate to (1) appeals under the “Disputes” clause of this Agreement, (2) litigation or the settlement of claims arising out of the performance of this Agreement, or (3) costs and expenses of this Agreement as to which exception has been taken by the Comptroller General or any of his duly authorized representatives, shall continue until such appeals, litigation, claims, or exceptions have been disposed of.

(d) Nothing in this Cooperative Agreement shall be deemed to preclude an audit by the General Accounting Office of any transaction under this Cooperative Agreement.

5.	COVENANT AGAINST CONTINGENT FEES

The Participant warrants that no person or selling agency has been employed or retained to solicit or secure this Agreement upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by the Participant for the purpose of securing business. For breach or violation of this warranty the Government shall have the right to annul this Agreement without liability or in its discretion to deduct from the Agreement price or consideration, or otherwise recover, the full amount of such commission, percentage, brokerage, or contingent fee.

6.	NONDISCRIMINATION IN FEDERALLY ASSISTED DOE PROGRAMS

Participants of DOE financial assistance awards which are provided under DOE Federal Assistance programs shall comply with Part 1040, Chapter X, Title 10 of the Code of Federal Regulations “Nondiscrimination in Federally Assisted Programs” (10 CFR Part 1040), and with the DOE Financial Assistance Rules (10 CFR Part 600.39), a copy of which has been forwarded to Participant. 10 CFR Part 1040 provides that no person shall on the ground of race, color, national origin, sex, handicap, or age be excluded from participation in, be denied the benefits of, be subjected to discrimination under, or be denied employment, where the main purpose of the program or activity is to provide employment or when the delivery of program services is affected by the Participant’s employment practices, in connection with any program or activity receiving Federal assistance from DOE.

7.	DISPUTES

(a) Except as otherwise provided in this Agreement, any dispute concerning a question of fact arising under this Agreement which is not disposed of by agreement shall be decided by the Contracting Officer, who shall reduce his decision to writing and mail or otherwise furnish a copy thereof to the Participant. The decision of the Contracting Officer shall be final and conclusive unless, within 60 days from date of receipt of such copy, the Participant mails or delivers a written notice of appeal to the Department of Energy Financial Assistance Appeals Board in accordance with 10 CFR Part 1024 (see Rule 1). The decision of the Department of Energy Financial Assistance Appeals Board shall be final and conclusive unless determined by a court of competent jurisdiction to have been fraudulent, or capricious, or arbitrary, or so grossly erroneous as necessarily to imply bad faith, or not supported by substantial evidence. In connection with any appeal proceeding under this clause, the Participant shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute hereunder, the Participant shall proceed diligently with the performance of the Agreement and in accordance with the Contracting Officer’s decision.

(b) This “Disputes Clause” does not preclude consideration of law questions in connection with decisions provided for in paragraph (a) above; provided, however, that nothing in this Agreement shall be construed as making final the decision of any administrative official, representative, or board, based on a question of law.

8.	PERMITS AND LICENSES

Except as otherwise agreed to by the Contracting Officer, the Participant shall procure all necessary permits or licenses and abide by all applicable laws, regulations and ordinances of the United States and of the State, territory, and political subdivision in which the work under this Agreement is performed. However, Participant has no obligation to obtain any non-Federal permit or license, or to abide by any non-Federal law, regulation, or ordinance, which is preempted by Federal Law. Nor shall Participant have any obligation to obtain a resolution of any dispute which may arise based upon Federal preemption, as to the necessity of any non-Federal permit or license, or the applicability of any non-Federal law, regulation, or ordinance.

9.	CONTRACTING WORK HOURS AND SAFETY STANDARDS ACT – OVERTIME COMPENSATION

This Agreement is subject to the Contract Work Hours and Safety Standards Act and to the applicable rules, regulations, and interpretations of the Secretary of Labor.

(a) The Participant shall not require or permit any laborer or mechanic, including apprentices, trainees, watchmen, and guards, in any workweek in which that person is employed on any work under this Agreement to work in excess of 8 hours in any calendar day or in excess of 40 hours in such work week on work subject to provisions of the Contract Work Hours and Safety Standards Act unless such laborer or mechanic, including apprentices, trainees, watchmen, and guards, receives compensation at a rate of not less than one and one-half times that person’s basic rate of pay for all such hours worked in excess of 8 hours in any calendar day or in excess of 40 hours worked in such workweek, whichever is the greater number of overtime hours. The “basic rate of pay,” as used in this clause, shall be the amount paid per hour, exclusive of the Participant’s contribution or cost for fringe benefits, and any cash payment made in lieu of providing fringe benefits or the basic hourly rate contained in the wage determination, whichever is greater.

(b) In the event of any violation of the provisions of paragraph (a) above, the Participant shall be liable to any affected employee for any amount due, and to the United States for liquidated damages. Such laborer or mechanic, including an apprentice, trainee, watchman, or guard, employed in violation of the provisions of paragraph (a) in the sum of $10 for each calendar day on which such employee was required or permitted to be employed on such work in excess of 8 hours or in excess of the standard workweek of 40 hours without payment of the overtime wages required by paragraph (a).

10.	CONVICT LABOR

In connection with the performance of work under this Agreement, the Participant agrees not to employ any person undergoing sentence of imprisonment except as provided by Public Law 89-176, September 10, 1965 (18 U.S. 4082 (c)(2)) and Executive Order 11755, December 29, 1973.

11.	RIGHTS IN TECHNICAL DATA

(a) Definitions

(1) “Technical data” means recorded information regardless of form characteristic, of a specific or technical nature. It may, for example, document research, experimental, developmental, or demonstration, or engineering work, or be usable or used to define a design or process, or to procure, produce, support, maintain or operate material. The data may be graphic or pictorial delineation in media such as drawings or photographs, text in specifications or related performance or design-type documents or computer software [including computer programs, computer software data bases, and computer documentation]. Examples of technical data include research and engineering data, engineering drawings and associated lists, specifications, standards, process sheets, manuals technical reports, catalog item identification, and related information. Technical data as used herein do not include financial reports, cost analyses, and other information incidental to contract administration.

(2) “Proprietary data” means technical data which embody trade secrets developed at private expense, such as design procedures or techniques, composition of materials, or manufacturing methods, processes, or treatments, including minor modifications thereof, provided that such data:

(i) Are not generally known or available from other sources without obligation concerning their confidentiality;

(ii) Have not been made available by the owner to others without obligation concerning its confidentiality; and

(iii) Are not already available to the Government without obligation concerning their confidentiality.

(3) “Contract data” means technical data first produced in the performance of this Cooperative Agreement, technical data which are specified to be delivered under the Agreement, or technical data actually delivered in connection with the Agreement.

(4) “Unlimited rights” means rights to use, duplicate, or disclose technical data, in whole or in part, in any manner and for any purpose whatsoever, and to permit others to do so.

(b) Allocation of Rights

(1) The Government shall have:

(i) Unlimited rights in contract data except as otherwise provided below with respect to proprietary data properly marked as authorized by this clause;

(ii) The right to remove, cancel, correct or ignore any marking not authorized by the terms of this Agreement on any technical data furnished hereunder, if in response to a written inquiry by DOE concerning the proprietary nature of the markings, the Participant fails to respond thereto within 90 days or fails to substantiate the proprietary nature of the markings. In either case, DOE will notify the Participant of the action taken; and

(iii) No rights under this Agreement in any technical data which are contract data.

(2) Subject to the foregoing provisions of this rights in technical data clause, the Participant shall have the right to mark proprietary data it furnishes under the contract with the following legend and no other, the terms of which shall be binding on the Government.

(c) Limited Rights Legend

This “proprietary data,” furnished under “Cooperative Agreement No.                     ” with the U.S. Department of Energy may be duplicated and used by the Government with the express limitations that the “proprietary data” may not be disclosed outside the Government or be used for purposes of manufacture without prior permission of the Participant, except that further disclosure or use may be made solely for the following purposes:

(i) This “proprietary data” may be disclosed for evaluation purposes under the restriction that the “proprietary data” be retained in confidence and not be further disclosed;

(ii) This “proprietary data” may be disclosed to contractors participating in the Government’s program of which this Agreement is a part for information or use in connection with the work performed under their contracts and under the restriction that the “proprietary data” be retained in confidence and not be further disclosed; or

(iii) This “proprietary data” may be used by the Government or others on its behalf for emergency work under the restriction that the “proprietary data” be retained in confidence and not be further disclosed. This legend shall be marked on any reproduction of this data in whole or in part.

(iv) In the event that “proprietary data” of a third party, with respect to which the Participant is subject to restrictions on use or disclosure, is furnished with the Limited Rights Legend above, Participant shall secure the agreement of such third party to the rights of the Government as set forth in the Limited Rights Legend. DOE shall upon request furnish the names of those contractors to which “proprietary data” has been disclosed.

Stepan	Stepan Company	Northfield, Illinois 60093 Telephone 312 446 7500

April 23, 1985

Department of Energy

Washington, D.C.

Dear Sirs

OFFER TO SELL REAL PROPERTY

Pursuant to that certain Cooperative Agreement Between the Department of Energy and Stepan Company, dated                      , 1985 (the “Agreement”), the terms of which are incorporated herein, the undersigned, hereinafter called the Vendor, in consideration of the mutual covenants and agreements herein set forth, offers to sell and convey to the United States of America and its assigns, the fee simple title to the following described land, with the building and improvements thereon, and all rights, hereditaments, easements, and appurtenances thereunto belonging, located in the County of Bergen, State of New Jersey, bounded and described as follows:

BEGINNING at the point of intersection of the southerly line of the New York Susquehanna and Western Railroad and the easterly line of the New Jersey State Highway Rt. 17 and running thence;

1. Southeasterly on a curve to the right having a radius of 2814.93’ along the southerly line of the New York Susquehanna and Western Railroad an arc distance of 1187.50’ to a point, thence;

2. S 41° 18’ 03” W 248.75’ to a point, thence;

3. N 48° 33’ 57” W 579.16’ to a point, thence;

4. S 45° 17’ 45” W 244.92’ to a point located on the easterly line of a 30’ sanitary sewer easement running parallel to the Borough line between the Borough of Maywood and the Township of Rochelle Park as described in a deed recorded in the Bergen County Clerk’s Office, book 4198, page 198, thence;

5. S 12° 49’ 28” W 400.86’ along said easement line to a point, thence;

Stepan

Department of Energy

April 23, 1985

6. S 79° 21’ 00” W 209.85’ to a point on the northeasterly line of the New Jersey State Highway Rt. 17, thence;

7. N 10° 39’ 00” W 49.34’ along said northeasterly line of Rt. 17 to a point of curvature, thence;

8. Still along said line of the New Jersey State Highway Rt. 17 northwesterly and then northeasterly on a curve to the right having a radius of 1870.08’ an arc distance of 949.12’ to a point of tangency, thence;

9. N 18° 25’ 45” E 52.51’ to the point or place of beginning.

Said parcel containing 11.71 acres subject to the following rights outstanding in third parties:

See Indenture attached hereto as Exhibit A, pp. 4 – 14.

Excepting and reserving only the following rights and interests in the above described property;

See Exhibit A at pp. 4-14; Easement Agreements attached hereto as Exhibit B.

Granting to said United States of America an easement as described in Exhibit C.

The terms and conditions of this offer are as follows:

(1) The Vendor agrees that this offer may be accepted by the United States through any duly authorized representative, by delivering, mailing, or telegraphing a notice of acceptance to the Vendor at the address stated below, at any time within two (2) month(s) from the date hereof, whereupon this offer and the acceptance thereof become a binding contract.

(2) The United States of America agrees to pay to the Vendor for said land the sum of One Dollar ($1.00), payable on the acceptance of this offer and approval of the Vendor’s title; provided the Vendor can execute and deliver a good and sufficient

Stepan

Department of Energy

April 23, 1985

general warranty deed conveying, said land with the hereditaments and appurtenances thereunto belonging to the United States of America and its assigns, in fee simple, free and clear from all liens and encumbrances, except those specifically excepted or reserved above, together with all right, title, and interest of the Vendor in and to any streams, alleys, roads, streets, ways, strips, gores, or railroad rights-of-way abutting or adjoining said land.

(3) It is agreed that the United States will defray the expenses incident to the preparation and recordation of the deed to the United States and the procurement of the necessary title evidence.

(4) The Vendor agrees that all taxes, assessments, and encumbrances which are a lien against the land at the time of conveyance to the United States shall be satisfied of record by the Vendor at or before the transfer of title and, if the Vendor fails to do so, the United States may pay any taxes, assessments, and encumbrances which are a lien against the land; that the amount of any such payments by the United States shall be deducted from the purchase price of the land; that the Vendor will, at the request of the United States and without prior payment or tender of the purchase price, execute and deliver the general warranty deed to the United States, pay the documentary revenue stamp tax, and obtain and record such other curative evidence of title as may be required by the United States.

(5) The Vendor agrees that loss or damage to the property by fire or acts of God shall be at the risk of the Vendor until the title to the land and deed to the United States have been accepted by the United States through its duly authorized representative or until the right of occupancy and use of the land, as hereinbelow provided for, has been exercised by the United States; and, in the event that such loss or damage occurs, the United States may, without liability, refuse to accept conveyance of the title or it may elect to accept conveyance of title to such property, in which case there shall be an equitable adjustment of the purchase price.

(6) The Vendor agrees that the United States may acquire title to said land by condemnation or other judicial proceedings, in which event the Vendor agrees to cooperate with the United

Stepan

Department of Energy

April 23, 1985

States in the prosecution of such proceedings; agrees that the consideration hereinabove stated shall be the full amount of the award of just compensation, inclusive of interest, for the taking of said land; agrees that any and all awards of just compensation that may be made in the proceeding to any defendant shall be payable and deductible from the said amount; and agrees that the said consideration shall be in full satisfaction of any and all claims of the Vendor for the payment of the right of occupancy and use hereinafter provided for in paragraph 7.

(7) As additional consideration for the payment of the purchase price hereinabove set forth, the Vendor hereby grants to the United States the right of immediate occupancy and use of the land for any purpose whatsoever, except that no waste material other than that from the Maywood site and vicinity properties (as defined in the Agreement) shall be stored by the United States on the property, from and after the acceptance by the United States of this offer until such time as said land is conveyed to the United States and, upon demand, the Vendor will immediately vacate the property and deliver possession to the United States.

(8) The Vendor represents and it is a condition of acceptance of this offer that no member of or delegate to Congress, or resident commissioner, shall be admitted to or share any part of this agreement, or to any benefits that may arise therefrom; but this provision shall not be construed to extend to any agreement if made with a corporation for its general benefit.

(9) The terms and conditions aforesaid are to apply to and bind the heirs, executors, administrators, successors, and assigns of the Vendor.

(10) All terms and conditions with respect to this offer are expressly contained herein and the Vendor agrees that no representative or agent of the United States has made any representation or promise with respect to this offer not expressly contained herein.

Stepan

Signed, Sealed, and Delivered this 24th day of April, 1985.

STEPAN COMPANY

/s/ Jeffrey W. Bartlett	By:	/s/ W. W. Meier
Witness		W. W. Meier, Sr. Vice President

Notice of acceptance of this offer is to be sent to:

F. Quinn Stepan, Chairman

Stepan Company

22 Frontage Road

Northfield, Illinois 60093

with a copy to:

Richard L. Jacobson, Esquire

Mayer, Brown & Platt

2000 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

Acceptance of Offer to Sell Real Property

Date: May 30, 1985

The offer of the Vendor contained herein is hereby accepted for and on behalf of the United States of America.

/s/ John S. Herrington

THIS INDENTURE

Made the                      day of                          in the year of our Lord One Thousand Nine Hundred and Eighty-

BETWEEN	STEPAN COMPANY, formerly known as Stepan Chemical Company, a corporation of the State of Delaware with principal offices at Edens and Winnetka, Northfield, Illinois, authorized to do business in the State of New Jersey, Grantor, hereinafter referred to as “party of the first part”,

AND	THE UNITED STATES OF AMERICA, Washington, D.C., Grantee, hereinafter referred to as “party of the second part”

WHEREAS, the party of the first part and the party of the second part have entered into a valid and binding agreement entitled Cooperative Agreement between the Department of Energy and Stepan Company, formerly known as Stepan Chemical Company, dated                                                   (hereinafter the “Agreement”), relating to the disposal, decontamination, and storage of certain low level thorium waste materials;

WHEREAS, the party of the first part desires to sell and the party of the second part desires to purchase the demised premises as listed herein subject to such easements, liens and restrictions as listed herein; and

WHEREAS, the party of the first part, under the terms and conditions of the aforesaid Agreement will retain certain easements as hereinafter described:

Exhibit A

WITNESSETH, That the said party of the first part, for and in consideration of ONE DOLLAR ($1.00) lawful money of the United States of America and other good and valuable consideration, to it in hand well and truly paid by the said party of the second part, at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged and the said party of the first part being therewith fully satisfied, contented and paid, has given, granted, bargained, sold, aliened, released, enfeoffed, conveyed and confirmed unto the party of the second part and to its successors and assigns forever, ALL those certain lots, tracts, or parcels of land and premises, hereinafter particularly described, situate, lying and being in the TOWNSHIP OF ROCHELLE PARK, in the County of BERGEN and State of NEW JERSEY and in the BOROUGH OF MAYWOOD, County of BERGEN, and State of NEW JERSEY to wit:

BEGINNING at the point of intersection of the southerly line of the New York Susquehanna and Western Railroad and the easterly line of the New Jersey State Highway Rt. 17 and running thence;

1. Southeasterly on a curve to the right having a radius of 2814.93’ along the southerly line of the New York Susquehanna and Western Railroad an arc distance of 1187.50’ to a point, thence;

2. S 41° 18’ 03” W 248.75’ to a point, thence;

3. N 48° 33’ 57” W 579.16’ to a point, thence;

10/17/84

4. S 45° 17’ 45” W 244.92’ to a point located on the easterly line of a 30’ sanitary sewer easement running parallel to the Borough line between the Borough of Maywood and the Township of Rochelle Park as described in a deed recorded in the Bergen County Clerk’s Office, book 4198, page 198, thence;

5. S 12° 49’ 28” W 400.86’ along said easement line to a point, thence;

6. S 79° 21’ 00” W 209.85’ to a point on the northeasterly line of the New Jersey State Highway Rt. 17, thence;

7. N 10° 39’ 00” W 49.34’ along said northeasterly line of Rt. 17 to a point of curvature, thence;

8. Still along said line of the New Jersey State Highway Rt. 17 northwesterly and then northeasterly on a curve to the right having a radius of 1870.08’ an arc distance of 949.12’ to a point of tangency, thence;

9. N 18° 25’ 45” E 52.51’ to the point or place of beginning.

Said parcel containing 11.71 acres.

TOGETHER with all and singular the houses, buildings, trees, ways, water, profits and advantages, with the appurtenances to the same belonging or in anywise appertaining.

TO HAVE AND TO HOLD, all and singular the above described land and premises, with the appurtenances, unto the said party of the second part, its successors and assigns, benefit and behoof of the said party of the second part, its successors and assigns forever.

AND the said parties of the first part do for themselves and their successors, covenant and agree to and with the said party of the second part, its successors and assigns, that the said parties of the first part are the true, lawful and right owners of all and singular the above described land and premises, and of every part and parcel thereof, with the appurtenances thereunto belonging; and that, except as hereinafter otherwise expressly provided, the said land and premises, or any part thereof, at the time of the sealing and delivery of these present, are not encumbered by any mortgage, judgment or limitation, or by an encumbrance whatsoever, by which the title of the said party of the second part hereby made or intended to be made, for the above described land and premises, can or may be changed, charged, altered or defeated in any way whatsoever.

AND ALSO, that the said parties of the first part now have good right, full power and lawful authority, to grant, bargain, sell and convey the said land and premises in manner aforesaid;

AND ALSO, that the said parties of the first part will WARRANT, secure, and forever defend the said land and premises unto the said party of the second part, its successors and assigns, forever, against the lawful claims and demands of all and every person or persons, freely and clearly freed and discharged of and from all manner of encumbrance whatsoever, except as hereinafter otherwise expressly provided.

ANYTHING HEREIN to the contrary notwithstanding, this conveyance shall be subject to:

(a) the rights of Transcontinental Gas Pipe Line Corporation under Right of Way Agreement, dated October 19, 1950 between Maywood Chemical Works and Transcontinental Gas Pipe Line Corporation recorded in the Office of the Clerk of Bergen County in Book 3136, at page 383;

(b) the rights of the State of New Jersey under a deed dated March 29, 1933 from Maywood Chemical Works to the State of New Jersey, recorded in the Office of the Clerk of Bergen County in Book of Deeds 1879, at page 126;

(c) the rights of Mahony-Troast Construction Company, with offices at 790 Bloomfield Avenue, Clifton, New Jersey under an Indenture dated the 30th day of November, 1966 to an easement to use in common with others, a railroad siding located on the demised premises, to make a single track connection extending from the existing railroad siding aforementioned; in a deed dated September 27, 1965 from Stepan Company to Mahony Troast Construction Company and recorded in deed book 4835 at page 311 SC, over a strip of land twenty feet in width located in the Borough of Maywood and the Township of Rochelle Park, County of Bergen, State of New Jersey.

(d) a perpetual Easement in favor of Stepan Chemical Company from Ballod, Inc., a New Jersey Corporation, dated June 12, 1969 recorded in Bergen County Clerk’s Office on June 13, 1969 in Book 531 of Deeds at page 347 which among other things granted to Stepan Chemical Company an easement fifteen feet in width for the purpose of maintaining, using, operating, repairing, relocating, replacing and reconstructing electrical duct and water supply line.

(e) an easement in favor of the Borough of Maywood under an Indenture dated February 26, 1976 from Stepan Chemical Company granting the Borough of Maywood a perpetual easement for a sub-surface trench sewer line described as follows:

BEGINNING at a point where the borough line between the Borough of Maywood and the Township of Rochelle Park intersects the southerly right-of-way line of the New York Susquehanna and Western Railroad and running, thence;

1. Easterly and along the southerly right-of-way line of the New York Susquehanna and Western Railroad on a curve to the right having a radius of 2,814.93 feet and an arc length of 30.97 feet to a point, thence;

2. Parallel with the borough line and across the property of Stepan Chemical Co., S 12° 49’ 28” W, a distance of 981 70 feet to a point on the southerly property line of Stepan Chemical Co., thence;

3. Along said property line S 79° 21’W, in a distance of 32.71 feet to a point on the borough line, thence;

4. Along the Borough of Maywood, Township of Rochelle Park Line N 12° 49’ 28” E, a distance of 1002.42 feet to the point or place of beginning.

All as shown on a certain map entitled “Survey of Property of Stepan Chemical Co., Borough of Maywood, Township of Rochelle Park, Bergen County, N.J.” prepared by Boswell Engineering Co., Ridgefield Park, N.J., dated August 5, 1975 and revised to September 6, 1975.

(f) There are granted to the Party of the First Part easements as defined:

(i) a perpetual easement twenty (20) feet in width for the purpose of ingress, egress, maintaining, relocating, using operating, repairing, reconstructing and making other connections in and to the railroad spur defined on Topographic Survey by Fisk Associates dated January 3, 1984 and amended June 21, 1984 as:

Township of Rochelle Park, Bergen County, New Jersey

BEGINNING at a point in the easterly sideline of New Jersey State Highway Route No. 17, said point being distant 285.26 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway and running on a curve to the right in southerly direction having a radius of 404.99 feet, a distance along the arc of 359.89 feet to a point of tangency, thence;

(2) S.05°-00’-32”W., a distance of 65.80 feet to a point of curvature, thence;

(3) on a curve to the left in a southerly direction having a radius of 314.31 feet, a distance along the arc of 289.48 feet to a point in the sixth course of the tract through which this easement passes, said point being 10.51 feet from the terminus of said sixth course.

The above description is for the centerline of a 20 foot wide Railroad Spur Easement.

(ii) a perpetual easement to a proposed twenty-five (25) feet in width railroad spur easement defined as Topographic Survey by Fisk Associates dated January 3, 1984 and amended June 21, 1984 as:

Township of Rochelle Park, Bergen County, New Jersey

BEGINNING at a point in the easterly sideline of New Jersey State Highway Route No. 17, said point being distant 281.31 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway, S.52°-35’-40”E., a distance of 50.00 feet to a point, thence;

(2) S.35°-34’-50”E., a distance of 81.20 feet to a point of curvature, thence;

(3) on a curve to the right in a southerly direction having a radius of 300.00 feet, a distance along the arc of 203.07 feet to a point of tangency, thence;

(4) S.03°-12’-10”W., a distance of 134.25 feet to a point of curvature, thence;

(5) on a curve to the left in a southerly direction having a radius of 300.00 feet, a distance along the arc of 27.41 feet to a point in the fifth course of the tract through which this easement passes, said point being 77.33 feet from the origin of said fifth course.

The above description is for the centerline of a 25 foot wide Railroad Spur Easement.

(iii) for as long as Stepan has an ownership interest in Tract A as defined on Skrable Plat dated January 26, 1984, last revised August 9, 1984, an easement twenty-five (25) feet in width for the purpose of ingress, egress, maintaining, relocating, using, operating, replacing, constructing and making other connections in and to the railroad spur defined on Topographic Survey by Fisk Associates dated January 3, 1984 and last amended June 21, 1984 as:

Borough of Maywood and Township of Rochelle Park Bergen County, New Jersey

BEGINNING at a point in the easterly sideline of New Jersey State Highway Route No. 17, said point being distant 281.31 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway, S.52°-35’-40”E., a distance of 448.61 feet to a point in the fourth course of the tract through which this easement passes, said point being 84.28 feet from the origin of said fourth course.

The above description is for the centerline of a 25 foot wide Railroad Spur Easement.

(iv) a perpetual drainage easement over the lands which are the subject of this Indenture in the brook presently crossing the lands which are the subject of this Indenture as said brook is presently located or as it may be located in the future more accurately described in Topographic Survey by Fisk Associates dated January 3, 1984 and last amended June 21, 1984 as:

Township of Rochelle Park, Bergen County, New Jersey

BEGINNING at a point in the easterly sideline of New Jersey State Highway Route No. 17, said point being distant 375.04 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway, S.89°-54’-22”E., a distance of 50.00 feet to a point, thence;

(2) on a curve to the left in a southerly direction having a radius of 1820.08 feet, a distance along the arc of 29.20 feet to a point, thence;

(3) S.89°-10’-29”W., a distance of 50.00 feet to a point in the easterly sideline of Route 17, thence;

(4) along said easterly sideline of Route 17, on a curve to the right in a northerly direction having a radius of 1870.08 feet, a distance along the arc of 30.00 feet to the POINT and PLACE OF BEGINNING.

Being known as Parcel E6, as shown on a map entitled “New Jersey Department of Transportation, GENERAL PROPERTY PARCEL MAP, ROUTE 17 (1953) SECTION 2” (unfiled).

(v) a perpetual easement over the lands which we the subject of this Indenture for ingress, egress, repairs, maintenance, replacement of a water reservoir one hundred (100) feet in diameter and contiguous electrical and pumping station all as shown on Skrable Plat dated January 26, 1984 and last amended August 9, 1984 as:

BEGINNING at a point being distant from the intersection of the southerly line of the New York, Susquehanna & Western Railroad and the easterly line of New Jersey State Highway Route No. 17:

(A) S 18° 25’ 45” W 52.51’ to a point of curvature, thence;

(B) On a curve to the left having a radius 1870.08’ and an arc distance of 636.00’ to the point or place of Beginning, thence;

1. S 62° 33’ 47” E 288.86’ to a point, thence;

2. N 38°, 00’ 20” E 35.28’ to a point, thence;

3. S 34° 55’ 14” E 24.00’ to a point, thence;

4. S 12° 49’ 28” W 92.86’ to a point, thence;

5. S 79° 21’ 00” W 113.00’ to a point, thence;

6. N 23° 11’ 24” W 77.94’ to a point, thence;

7. N 62° 33’ 47” W 140.80’ to a point in the easterly line of New Jersey State Highway Route No. 17, thence;

8. Along the easterly line of New Jersey State Highway Route No. 17 on a curve to the right having a radius of 1870.08’ an arc distance of 100.00’ to the point or place of BEGINNING.

SAID PARCEL CONTAINING 30,340 SQUARE FEET.

(vi) a perpetual easement for ingress and egress to the land and over the lands formed by the junction of line N-480 33’ - 57” W579.16’ and S-41° 18’-03”

248.75’ for maintenance, repair and replacement of an overhead pipe line running from Brick Building A to Building Number 20 as shown on Skrable Plat dated January 26, 1984 and last amended August 9, 1984.

(vii) a perpetual easement to use the sanitary sewer the subject of which is contained in an easement dated February 26, 1976 and described in Paragraph (e) above.

(viii) a perpetual utility easement for the purpose of ingress, egress, use, maintenance, repair and making connections in and to utilities as described in Fisk Associates Topographic Survey dated January 3, 1984, and last amended June 21, 1984 as:

Township of Rochelle Park, Bergen County, New Jersey

BEGINNING at a point in easterly sideline of New Jersey State Highway Route No. 17, said point being distant 723.12 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway, S.80°-20’-30” E., a distance of 95.37 feet to a point in the sixth course of the tract through which this easement passes, said point being 9.85 feet from the origin of said sixth course.

The above description is for the centerline of a 25 foot wide Utility Easement.

(ix) a perpetual easement for ingress and egress, repair, maintenance, replacement, use and making connections to a sanitary sewer described in Fisk Associates Topographic Survey dated January 3, 1984 and last amended June 21, 1984 as:

Borough of Maywood, Bergen County, New Jersey

BEGINNING at a point in the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, said point also being where said Railroad intersects the Municipal Boundary Line between The Borough of Maywood and the Township of Rochelle Park, and running, thence;

(1) along said southerly line of said Railroad, on a curve to the right in an easterly direction having a radius of 2,814.93 feet, a distance along the arc of 30.97 feet to a point, thence;

(2) S.04°-22’-15”W., a distance of 471.82 feet to a point, thence;

(3) S.36°-50’-32”W., a distance of 55.88 feet to a point in said Municipal Boundary Line, thence;

(4) along said Municipal Boundary Line, N.04°-22’-15”E., a distance of 526.66 feet to the POINT and PLACE of BEGINNING.

(x) To November 30, 1985 an easement for the purpose of ingress, egress, storage, loading and unloading cartons, containers, sealed drums, finished products, access to and around Building 76 as laid out on “Proposed Sub-division” Stepan Company, Borough of Maywood, Township of Rochelle Park by Warren D. Skrable dated June 26, 1984, last revised August 9, 1984 as follows:

BEGINNING at a point in the southerly line of the New York, Susquehanna & Western Railroad said point being distant from the intersection of the southerly line of New York, Susquehanna & Western Railroad and the easterly line of New Jersey State Highway Route No. 17:

(A) On a curve to the right having a radius 2814.93’ an arc length of 918.39’ to the point or place of beginning, thence;

1. Along said right-of-way line on a curve to the right having a radius 2814.93’ an arc distance 67.03’ to a point, thence;

2. S 41° 18’ 03” W 251.85’ to a point on the proposed subdivision line as delineated on the above referenced plan, thence;

3. N 48° 33’ 57” W along said subdivision line a distance of 67.00’ to a point, thence;

4. N 41° 18’ 03” E 249.67’ to the point or place of BEGINNING.

SAID PARCEL CONTAINING 16,815 SQUARE FEET.

(g) Local Zoning and Planning Board Ordinances, Rules and Regulations, if any;

(h) such facts as an accurate survey may disclose; and

(i) rights in sewers, drains and streams crossing the properties hereinabove described.

(j) Real estate taxes for the year 1985 and subsequent years, if any.

(k) AND this conveyance shall, with respect to the properties described herein which comprise the SEVENTEENTH and EIGHTEENTH TRACTS of an Indenture dated November 25, 1960 between Maywood Chemical Works and Stepan Chemical Company recorded in Book 4198 page 186 et seq, be subject to such rights, restrictions, reservations, and covenants, if any, in or in connection with any of said two TRACTS which arise out of the following instruments or any of them:

(i) Deed from John C. Brinkerhoff and Maria C., his wife, Maggie Kipp, Lida C. Harrison and William W. Harrison, her husband, Robert G. Brinkerhoff, Mary Elizabeth Cadmus, Harold K. Cadmus and May R., his wife, Everett Cadmus and Adele, his wife, and Hobart Trust Company, Executor and Trustee of Hattie Brinkerhoff, deceased, to Maywood Chemical Works, dated May 11, 1920 and recorded in the Office of the Clerk of Bergen County in Book of Deeds 1062, at page 314; and

(ii) Deed dated December 21, 1916 from John J. Brinkerhoff and Maria C., his wife, Maggie Kipp, Hattie Brinkerhoff, heirs of D. R. Brinkerhoff, deceased, to Borough of Maywood, recorded in the office of the Clerk of Bergen County in Book of Deeds 951, at page 116.

(iii) Deed dated March 30, 1932 from Parkwood Realty Co. to State of New Jersey, recorded in the Office of the Clerk of Bergen County in Book of Deeds 1831, at page 17;

(iv) Deed from Parkwood Realty Co. to State of New Jersey, dated June 20, 1932 and recorded in the Office of the Clerk of Bergen County in Book of Deeds 1835, at page 28;

(v) Deed from the State of New Jersey by State Highway Commission, to Maywood Chemical Works, dated June 26, 1933 and recorded in the Office of the Clerk of Bergen County in Book of Deeds 1835, at page 438; and

(vi) Deed from Annie Becker to Clarence Raymond Shook, dated August 16, 1922 and recorded August 23, 1922 in the Office of the Clerk of Bergen County in Book of Deeds 1178, at page 105 referred to in Deed from Annie Becker to the Guaranty Home Builders Organization, Inc., dated January 26, 1925 and recorded January 29, 1925 in the Office of the Clerk of Bergen County in Book of Deeds 1303, at page 480.

(l) The terms and conditions of an Agreement entitled Cooperative Agreement between the Department of Energy and Stepan Company dated

(m) All descriptions are as shown and as shown and described on Plat of Survey by Warren D. Skrable dated January 26, 1984, and last amended August 9, 1984 and a Topographic Survey by Fisk Associates dated January 3, 1984 and last amended June 21, 1984; both of which are filed with and made a part of this Indenture.

THIS INDENTURE, made the                  day of                  in the year of Our Lord One Thousand Nine Hundred Eighty-Five

BETWEEN	THE UNITED STATES OF AMERICA, DEPARTMENT OF ENERGY, party of the first part

AND	STEPAN COMPANY, A corporation of the State of Delaware, having an office at 100 W. Hunter Avenue, Maywood, New Jersey, party of the second part.

WITNESSETH, that the said party of the first part, for and in consideration of the sum of ONE DOLLAR ($1.00), lawful money of the United States of America, and other good and valuable considerations, to it in hand well and truly paid by the said party of the second part, at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, and the said party of the first part being therewith fully satisfied, contended and paid, has given, granted, bargained, sold, aliened, released, enfeoffed, conveyed, and confirmed, and by these presents does give, grant, bargain, sell, alien, release, enfeoff, convey and confirm unto the said party of the second part, and to its successors and assigns forever, an easement to make and use a single track connection extending from the existing railroad spur described the FISK ASSOCIATES Topographic Survey dated June 21, 1984 and more accurately described as

Township of Rochelle Park, Bergen County, New Jersey

BEGINNING at a point in the easterly sideline of New Jersey State Highway Route No. 17, said point being distant 285.26 feet along said sideline in a southerly direction from the southerly right-of-way line of the New York Susquehanna and Western Railroad Company, and running, thence;

(1) leaving said highway and running on a curve to the right in southerly direction having a radius of 404.99 feet, a distance along the arc of 359.89 feet to a point of tangency, thence;

(2) S.05°-00’-32”W., a distance of 65.80 feet to a point of curvature, thence;

Exhibit B

(3) on a curve to the left in a southerly direction having a radius of 314.31 feet, a distance along the arc of 289.48 feet to a point in the sixth course of the tract through which this easement passes, said point being 10.51 feet from the terminus of said sixth course.

The above description is for the centerline of a 20 foot wide Railroad Spur Easement.

The single track connection referred to above shall conform to the requirements of the New York Susquehanna and Western Railroad Company and it shall not interfere with presently existing drainage facilities. In the event that Grantor is required by any governmental authority or body to bear the expense of enlarging existing storm drainage pipes which cross any siding installed by Grantee on the easement last above described, Grantee shall be responsible for such portion of said expense as is caused by the existence of said siding. In the event that the New York Susquehanna and Western Railroad Company shall as a condition of entering into a side track agreement for the connection of the siding to be installed on the easement above mentioned to the existing siding, require any improvements, renovations, rehabilitations, or otherwise to the existing siding, Grantee shall make or perform the same at its sole cost and expense and pay therefor promptly.

Grantor and Grantee mutually agree that each party is to allow to the other at all times, the free use of the existing siding, and the new siding, for the mutual purpose of the passage of railroad cars whether laden or empty and locomotives over and above the same.

The right to use the existing siding is subject to the terms and conditions of the side track agreement, dated August 1, 1928.

The Grantor and Grantee shall share all maintenance and other costs connected with the existing siding from the main line to the turn-out for the siding to serve Grantee’s property upon a pro-rata basis during any use year determined by the number of railroad cars brought to each of the premises, provided, however, that if and when Grantee’s annual use shall be ninety percent (90%) or more, Grantee shall be responsible for all such maintenance and costs so long as Grantee’s use remains above ninety percent (90%). Grantee shall be responsible for the cost of installation, maintenance and all other charges for the said new siding and turn-out to Grantee’s property including drainage pipes under, and grade crossings upon or over, said tracks. Grantor shall have the right to take off and construct a spur or spurs from the new siding installed by Grantee on Grantor’s property by paying a proportionate share of the installation cost to the Grantee of the new siding and appurtenances (which appurtenances had been approved by Grantor before installation) based on both the length of the new siding used by the Grantor and the Grantor’s annual car usage over the new siding related to the total traffic for the first year of such usage. After installation of the spur or spurs by the Grantor, maintenance costs of this portion of the Grantee’s new siding will be shared and based on the annual car usage percentage of the total traffic over the new siding used by Grantor and Grantee respectively, provided, however, that when Grantee’s annual use of that track shall be ninety percent (90%) or more, Grantee shall be responsible for all such maintenance and costs so long as Grantee’s use remains above ninety percent (90%). A “use year” shall be each year commencing with the date upon which the new siding is first used for the delivery of cars and ending with the first anniversary thereof and for like yearly periods thereafter. Grantee shall have the right to approve all work for which Grantee is obligated by this contract to pay in whole or part, prior to the work being performed. Grantee shall not unreasonably withhold such approval.

The foregoing rights and obligations relating to the existing and new siding and the installation, use and maintenance thereof shall be binding upon and inure to the benefit of the Grantor and the Grantee and their respective successors and assigns. Each party agrees to indemnify the other from any and all costs or damages occasioned by any acts or omissions on its part or the part of its agents or representatives in connection with the use of either the existing siding or the new siding.

GRANTOR, its successors and assigns, hereby reserves the right to relocate the existing siding and the non-exclusive easement to make a single track connection thereto hereinbefore described at any time in its sole discretion, provided, however, that the same is accomplished at its own expense, does not substantially interfere with services to Grantee’s premises and the point of entry of such siding to Grantee’s premises shall not be changed.

THE continued use and enjoyment of the easement above described by the Grantee, its successors and assigns, shall terminate and expire if (i) railroad freight service by the New York Susquehanna and Western Railroad Company, its successors and assigns, is abandoned on its rail line to which the existing siding first above described is connected; or (ii) Grantee, its successors and assigns fails to perform any of the above described obligations regarding maintenance and other costs and charges of the existing siding or the new side track, including but not limited to payment of all bills rendered, within three months after the same are to be performed.

THE easement described above is conveyed subject to zoning ordinances adopted by any municipal or other governmental authority, easements and restrictions of record and slope and drainage rights of the State of New Jersey, if any, and the terms and conditions of Agreement of Sale, dated April 29, 1965, by the

Grantor as Seller and the Grantee as Purchaser, to the extent that any of the terms thereof survive the delivery of the within deed.

TO HAVE AND TO HOLD all and singular the above described easement unto the said party of the second part, its successors and assigns, to the only proper use, benefit and behoof of the said party of the second part, its successors and assigns forever:

AND the said UNITED STATES OF AMERICA for itself, its successors and assigns, does covenant, promise and agree to and with the said party of the second part, its successors and assigns, that it has now made, done, committed, executed or suffered any acts or act, thing or things, whatsoever, whereby or by means whereof the above mentioned and described premises, or any part or parcel thereof, now are, or at any time hereafter shall or may be impeached, charged or encumbered, in any manner or way whatsoever.

IN WITNESS WHEREOF, the party of the first part has hereunto caused these presents to be signed by its                      and its seal to be affixed the day and year first above written.

UNITED STATES OF AMERICA

ATTEST:

By

THIS INDENTURE, made this                     day of                     , Nineteen Hundred and Eighty-Five, between STEPAN COMPANY, a foreign corporation of the State of Delaware, having its principal office in New Jersey at 100 West Hunter Avenue, Maywood, New Jersey, hereinafter designated as the “Grantor” and the UNITED STATES OF AMERICA DEPARTMENT OF ENERGY, hereinafter designated as the “Grantee”, WITNESSETH THAT:

THE GRANTOR, in consideration of the sum of One Dollar ($1.00), lawful money of the United States of America, to it in hand paid by the said Grantee, at or before the ensealing and delivery of these presents and other good and valuable consideration in an amount less than $100.00 has granted, bargained, sold, aliened, remised, released, conveyed and confirmed and by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto the said Grantee and to its successors and assigns forever, the right to lay, construct, maintain, use, repair, relocate, replace and operate an access roadway upon and across the property of the Grantor situated in the Borough of Maywood, County of Bergen, State of New Jersey and more particularly described as follows:

BEGINNING at a point being distant from the intersection of the southerly line of the New York, Susquehanna & Western Railroad and the easterly line of New Jersey State Highway Route No. 17:

(A) On a curve to the right having a radius of 2814.93’ and arc length of 1213.15’ to a point of tangency, thence;

Exhibit C

(B) S 45° 06’ 30” E 416.46’ to the point or place of beginning, thence;

1. S 45° 06’ 30” E 15.03’ to a point, thence;

2. S 41° 25’ 15” W 201.12’ to a point, thence;

3. N 48° 34’ 45” W 15.00’ to a point, thence;

4. N 41° 25’ 15” E 202.02’ to the point or place of BEGINNING.

SAID PARCEL CONTAINING 3,025 SQUARE FEET.

Above described Beginning point being in accordance with Proposed Plan of Subdivision, Stepan Company, Borough of Maywood, Township of Rochelle Park, Bergen County, N.J., prepared by Warren D. Skrable dated January 26, 1984 and last amended April 8, 1985.

Above easement contains 3,025 square feet.

The above described easement and right of way is shown on the sketch annexed hereto and made part hereof.

It is understood and agreed that no structures will be erected over the easement herein granted.

The Grantee shall have the right and privilege at any and all times to enter in and upon the said property or any part thereof, without notice, for the purpose of laying, constructing,

maintaining, using, repairing, relocating, replacing and operating the said access roadway when necessary, upon the condition that it will repair any damage caused by it.

The said Grantor, for itself, its successors and assigns does covenant with the said Grantee, its successors and assigns, that at the ensealing and delivery hereof, it is the true and lawful owner in fee simple of the above described premises and that the same are free and clear of all charges, liens and encumbrances whatsoever and that it will warrant and forever defend the easement and right of way herein granted against all persons lawfully claiming or to claim the same.

TO HAVE AND TO HOLD the said easement and right of way unto the said Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed and its corporate seal to be affixed by its duly authorized officers the day and year first above written.

STEPAN COMPANY

By
Chairman

ATTEST:

Secretary

STATE OF NEW JERSEY	)
) ss
COUNTY OF BERGEN	)

BE IT REMEMBERED that on this                     day of                     , Nineteen Hundred and Eighty-Five before me, the subscriber, a Notary Public of New Jersey, personally appeared                             , who being by me duly sworn on his oath, says that he is the Secretary of STEPAN COMPANY, the Grantor named in the within instrument; that                                     is the Chairman of said corporation; that deponent well knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal and was thereto affixed and said instrument signed and delivered by said Chairman, as and for his voluntary act and deed and as and for the voluntary act and deed of said corporation, in presence of deponent, who thereupon subscribed his name thereto as witness. The deponent further states that the full and actual consideration paid or to be paid for the transfer of title to realty evidenced by the within deed, as such consideration is defined in P.L. 1968, c.49, Sec. 1(c) is less than $100.00.

Sworn and subscribed before me at the date aforesaid.

Notary Public of New Jersey

MAYWOOD
AVENUE
MAP REFERENCES
NOTE
COORDINATES FOR EXISTING MONUMENTS
OBTAINED FROM TOPO SURVEY BY
ASSOCIATES
D) BEARINGS AS DEPICTED ON THIS
MAP REFLECT DEEDS MENTIONED ABOVE

CENTRAL AVENUE
NEW YORK SUSQUEHANNA AND WESTERN RAILROAD
HUNTER AVENUE
TOWNSHIP OF ROCHELLE PARK
N.J.S.H.
ROUTE
STEPAN CHEMICAL COMPANY

Stepan	Stepan Company F. Quinn Stepan Chairman and President	Northfield Illinois 60093 Telephone 312 446 7500

May 16, 1985

Department of Energy

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Dear Sirs:

Reference is made to our Offer to Sell Real Property dated April 23, 1985 Exhibit A, Section f (v) pertaining to an easement over the lands for ingress, egress, repairs, maintenance and replacement of a water reservoir one hundred (100) feet in diameter and contiguous electrical and pumping station as shown on Skrable Plat dated January 26, 1984 and last amended August 9, 1984.

It is the intention of Stepan Company to save, indemnify and hold harmless the Department of Energy and the Government of the United States of America and their employees and agents from any and all claims arising out of or due to Stepan Company’s employees or agents negligence in repairing, maintaining and/or replacing said water reservoir and contiguous electrical and pumping station.

Cordially,

/s/ F. Q. Stepan
F. Q. Stepan
Chairman

FQS / dlk

APPENDIX C

APPENDIX B

N
N.Y. SUSQUEHANNA & WESTERN RAILROAD
WEST HUNTER AVENUE
MAYWOOD AVENUE
LEGEND
PROPERTY LINE
FENCE
Parking Lot
Bldg. No. 78
Garage
20
Office Bldg
1
76
67
4
52
No. 10
No. 2
Existing Warehouse
DESAUSSURE
SEARS
MISS
AMP REALTY
SWS REALTY
FEDERAL EXPRESS
SUNOCO
GULF
STATE ROUTE 17
GROVE AVENUE
BECKER AVENUE
200'
0'
200'

Appendix B

APPENDIX C

N
N.Y. SUSQUEHANNA & WESTERN RAILROAD
WEST HUNTER AVENUE
MAYWOOD AVENUE
LEGEND
PROPERTY LINE
FENCE
Parking Lot
Office Bldg
Existing Warehouse
No. 2
No. 10
SEARS
DESAUSSURE
AMP REALTY
SWS REALTY
FEDERAL EXPRESS
SUNOCO
GULF
STATE ROUTE 17
GROVE AVENUE
BECKER AVENUE
200'
0'
200'

*	License for access to the MISS.

Appendix C

APPENDIX D

N
N.Y. SUSQUEHANNA & WESTERN RAILROAD
WEST HUNTER AVENUE
MAYWOOD AVENUE
LEGEND
PROPERTY LINE
FENCE
Parking Lot
Office Bldg
Existing Warehouse
No. 2
No. 10
SEARS
DESAUSSURE
AMP REALTY
SWS REALTY
FEDERAL EXPRESS
SUNOCO
GULF
STATE ROUTE 17
GROVE AVENUE
BECKER AVENUE
200'
0'
200'

*	Easement

Appendix D